Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Authorized Reseller Agreement

Prepared for

BlueOne Card

By

Endlessone Global, Inc.

AUTHORIZED RESELLER AGREEMENT

This Authorized Reseller Agreement ("Agreement") is entered into as Effective Date of August 15th 2020 Between BlueOne Card, Inc. a Nevada Crporation and Located at 4695 MacAthur Court, Suite 1100 Newport Baech, California 92660, USA ("RESELLER") and Endlessone Global, Inc, a Nevada Coportaion and Located at 23615 El Toro Rd., Suite 327, Lake Forest, Calfornia 92360, USA ("E1G") and sets forth the terms and conditions under which RESELLER agrees to serve as an Authorized Independent Sales Representative of E1G, and E1G agrees to authorize RESELLER to market and sell E1G Products and Services based upon the terms and conditions provided herein. E1G and RESELLER are sometimes hereinafter referred to as the "Parties" and each individually as a "Party."

RECITALS

WHEREAS, E1G's distribution channel includes Resellers ("Resellers") which operate under E1G Reseller Agreements authorizing the marketing and sale of its products and solutions; and

WHEREAS, RESELLER is an authorized EIG Resellere for E1G products and services ie. (Prepaid Card) (Gift Cards) and is willing to operate under the terms and conditions of this Agreement; and

WHEREAS, E1G is willing to establish a sales representative relationship with RESELLER for the purpose of RESELLER offering E1G's services.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound, the Parties agree as follows:

AGREEMENT

1. DEFINITIONS

1.1. **Products**. The term "Products" means the products, business solutions and services provided by E1G, Inc and other E1G products as may be made available to RESELLER..

1.2. **Documentation**. The term "Documentation" means a functional description of each of the Products, related sales and marketing brochures, websites, powerpoints, E1G customer references, and any other literature provided by E1G that will assist RESELLER in its efforts to market the Products.

1.3 **Territory.** RESELLER operates in Mulitiple territorys and may sell E1G products and solutions.

1.4 **Exclusivity.** RESELLER will have no exclusivity to E1G terriorties, products and Services.

2. GENERAL DUTIES OF RESELLER

2.1 During the term or any extension of this Agreement, RESELLER agrees to use its best efforts to promote and market the Products under the terms of this Agreement. Such efforts may include, but are not limited to:

2.1.1 Providing the first introduction of the Products to Prospective Customers.
2.1.2 The preliminary qualification of Prospective Customers for the Products.
2.1.3 Sales presentations and Prospect Commitment.
2.1.4 Distribution of E1G's collateral materials as appropriate

2.2 E1G will have total control over the branding of all products represented by RESELLER under this agreement;

2.3 RESELLER shall ensure that in all its dealings relating to the Products, RESELLER will clearly indicate that it is acting as an independent sales representative for E1G Products and not as a partner or employee of E1G.

2.3. RESELLER agrees to notify E1G as soon as it becomes known by RESELLER of any information RESELLER or its affiliates learns related to Customer's performance of the duties and responsibilities of the contract between E1G and Customer that may be

deemed illegal or improper, or violates any applicable industry standard or regulation associated with the execution and performance of said contract.

3. GENERAL DUTIES OF E1G

3.1 E1G shall support RESELLER's efforts with respect to the Products, by providing advice, documentation, coordination of product training and assistance regarding potential applications and feature benefits, and sales support as may reasonably be required for marketing the Products.

3.2 E1G can provide assistance in the closing of sales, the negotiation of terms and the documentation of E1G contracts submitted by Prospects for E1G Products.

4. FEES AND PAYMENTS

4.1 In consideration of the efforts provided by RESELLER in section 2, RESELLER shall pay to E1G a Fee **(pursuant to E1G Fee Processing Schedule)**

5. TERM

5.1 This Agreement shall commence on the Effective Date of the last signature and shall remain in effect for twenty four (24) months.

6. MINIMUM VOLUME REQUIREMENTS

6.1 No minimum volume requirement is applicable to this Agreement.

7. RENEWAL

7.1 This agreement is renewable by mutual consent of both Parties for successive One (1) year terms, unless either party gives written notice of termination at least ninety (90) days prior to the effective termination date, or unless this Agreement is terminated in any other manner as provided in this Agreement,.

8. TERMINATION

8.1 This AGREEMENT may be terminated under the following conditions:

8.1.1 A material breach of this Agreement by either party shall be deemed a default hereunder, and if the non-defaulting party provides written notice of such default (including the details thereof) to the defaulting party and such default is not cured within

sixty (60) days of such notice, the non-defaulting party may immediately terminate this Agreement upon sixty (60) days written notice; provided that any such termination shall not adversely affect the Fees to which RESELLER is entitled as provided in this Agreement.

8.1.2 This agreement may be terminated immediately by either party with written notice to the other party if the other party ceases to carry on as a going concern, becomes the object of the institution of voluntary or involuntary proceedings in bankruptcy, insolvency, or liquidation, makes an assignment for the benefit of creditors, or if a receiver is appointed with respect to all or a substantial part of its assets.

9. **MUTUAL CONFIDENTIALITY**

9.1 RESELLER shall keep secret any confidential or trade secret information disclosed and clearly identified by E1G as confidential; and such confidentiality extends to written materials and oral discussions concerning E1G Products and marketing strategies affecting current and future business relationship. E1G shall keep secret any confidential or trade secret information disclosed and clearly identified by RESELLER as confidential; and such confidentiality extends to written materials and oral discussions concerning RESELLER confidential information or trade secrets and marketing strategies affecting current and future business relationship.

10. **RELATIONSHIP OF THE PARTIES**

10.1 For purposes of this Agreement, RESELLER and E1G have the relationship of independent contractors, and neither RESELLER nor E1G is an employee, partner or agent of the other.

11. **GENERAL**

11.1 Each party acknowledges that it has read this Agreement, understands it, and agrees to

bound by its terms and conditions, and further agrees that it is the complete and exclusive statement of the agreement between the parties which supersedes and merges all prior proposals, understandings, and all other agreements, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

12. **Governing Law.** This Agreement and performance under this Agreement shall be governed by the laws of the State of Nevada, USA through Aribitration Court only.

13 **Severability.** If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible7

14 **Successors and Assigns.** This Agreement and each and every convenant, term and condition herein shall be binding upon the Parties hereto and their permitted successors and assigns under any writing duly signed by the Parties.

15 **Execution.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement for a term as of the Effective Date.

SIGNATURES

Endlessone Global, Inc.	**BlueOne Card**
By: Nabil Bader	By: James Koh
Title: CEO	Title: C.E.O.
Signature: DocuSigned by: Nabil Bader 28F35E3A7D8843B...	Signature: [signature]
Date: ______	Date: ______

EIG Fees Processing Schedule

[Information has been omitted from the filed version of the exhibit]

EIG Fees Processing Schedule

[Information has been omitted from the filed version of the exhibit]